EXHIBIT 99.2

FORM 4 JOINT FILER INFORMATION

Name:      William W. Singleton

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Unitrin, Inc.  (UTR)

Date of Earliest Transaction Required

 to be Reported    December 11, 2008

12/15/08 3:27 PM  Draft

12/15/08 3:27 PM  Draft